Exhibit 99.2

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.

SECOND AMENDMENT
TO DISTRIBUTION AND DEVELOPMENT AGREEMENT

        This Second Amendment (the “Second Amendment”) of the Distribution and Development Agreement (the “Original Agreement”) between STENTOR, INC., a Delaware corporation (“Stentor”) and IDX SYSTEMS CORPORATION, a Vermont corporation (“IDX”) is made effective as of November 16, 2004 (the “Second Amendment Effective Date”).

RECITALS

    A.        Stentor and IDX entered into the Original Agreement on November 15, 2000.

    B.        The parties amended the Original Agreement effective January 1, 2004 (the “First Amendment”).

    C.        The parties wish to further amend the Original Agreement as amended.

        NOW, THEREFORE, in consideration of the mutual covenants and other terms and conditions set forth below, the parties agree as follows:

SECOND AMENDMENT

1.     Section 2.1 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

2.1	Term. This Agreement shall be in effect for an initial term beginning on the Effective Date and ending November 15, 2015 (the “Initial Term”) and shall automatically renew for additional successive two (2) year terms unless earlier terminated by either of IDX or Stentor by giving written notice of such party’s election not to renew this Agreement not later than one (1) year prior to the expiration of the Initial Term or six (6) months prior to the expiration of any then current successive term.

2.     As of the Second Amendment Effective Date, Section 2.3 of the Original Agreement shall be of no force and effect and shall be deleted in its entirety.

3.     Section 4.1.3 of the Original Agreement, as amended by the First Amendment, is hereby deleted in its entirety and replaced with the following:

         4.1.3     Support Commitments.

4.1.3.1	IDX shall use Stentor’s client-side ActiveX API for Stentor Products and IDX Products developed for release subsequent to November 15, 2005. IDX acknowledges that Stentor’s obligation to provide support for Stentor Products released prior to November 15, 2005 (i.e, the 3.x versions), as specified in Section 8.1 of the Agreement, shall thereafter be limited to commercially reasonable efforts to provide bug fixes (i.e., correction of errors and nonconformity with Stentor’s published documentation). Stentor acknowledges and agrees that it will maintain backwards compatibility of existing APIs as it pertains to support of 3.x versions from the Amendment Effective Date until November 15, 2005, except for reasonable changes required for maintenance or support purposes (e.g., to resolve unintended API conflicts).

4.1.3.2	Each party shall use commercially reasonable efforts to develop and, not later than the dates specified in Exhibit 4.1.3.2, include in a commercially-ready new version or versions of the MIMS System to be delivered by Stentor, the enhancements and other features described in Exhibit 4.1.3.2 attached hereto. For the avoidance of doubt, the term “commercially-ready” means that the new version shall have successfully exited alpha and beta testing and be suitable in quality for general release to customers.

4.1.3.3	The parties shall work to close any missing material functionality in current server-side APIs of the MIMS System that have not yet been replicated to client-side APIs or MSMQ methods by November 15, 2005. To facilitate this process, IDX shall provide an interim material gap analysis of IDX version 10.4 relative to Stentor release 3.5 based on IDX’s then-current knowledge no later than December 31, 2004 and March 31, 2005, with a complete and final material gap analysis delivered to Stentor by June 30, 2005.

4.1.3.4	Stentor shall provide reasonable resources to accomplish the work required by this Section 4.1.3 of the Original Agreement, as amended by this Second Amendment, and shall keep IDX informed on a current basis of Stentor’s resource planning and actual work progress. Stentor’s current plans call for the dedication of three FTEs (full-time equivalents) to the work. The parties shall meet on a quarterly basis to discuss staffing and resource allocation with respect to these obligations. Furthermore, (1) Stentor shall ensure that its variable bonus programs at both the executive and engineering level carry a reasonable level of financial incentives with respect to these obligations (of approximately 20% of the variable bonus amount), (2) the Stentor CEO shall provide to the IDX CEO a monthly status report regarding the progress of the work described in this Section 4.1.3, and (3) the Stentor CEO shall engage a mutually acceptable strategic relationship consultant (a) the fees for whom the parties will equally share, and (b) with whom the parties agree to meet at least three times during 2005.

4.     As of November 15, 2005, Sections 5.3.1 and 5.3.2 of the Original Agreement, as amended by the First Amendment, shall be of no force and effect, and shall be deleted in their entirety and replaced with the following:

5.3.1	IDX hereby grants to Stentor a non-exclusive, non-transferable (except as provided in Sections 2.4 and 10.14) term license to market and sublicense, and in connection therewith to sell, offer for sale, copy, use, distribute, perform, display, modify, make derivative works of and Merge, the IDX Products, in whole or in part, only as they may be Merged into the MIMS System.

5.3.2.	IDX also hereby grants to Stentor a non-exclusive, non-transferable (except as provided in Sections 2.4 and 10.14) term license to sublicense one or more Distribution Partners to market and sublicense, and in connection therewith to sell, offer for sale, copy, use, distribute, perform, and display, the IDX Products, in whole or in part, only as they may be Merged into the MIMS System, to any Person.

5.     As of November 15, 2005, Section 5.5 of the Original Agreement, as amended by the First Amendment, shall be of no force and effect, and shall be deleted in its entirety and replaced with the following:

5.5	Territory. This Agreement, including the licenses granted hereunder, shall apply to the parties worldwide. The “Territory” shall mean the [**]. Notwithstanding anything to the contrary in the Original Agreement, as amended by the First Amendment, the following process shall be added to the provisions of Section 5.6 of the Original Agreement, as amended by the First Amendment, in order to give full effect to that Section. Stentor’s Chief Executive Officer shall implement a process (which shall include a written policy, for all sales personnel, that will be distributed within twenty days of the execution and delivery of this Second Amendment and will include a warning that a violation of this policy may result in termination of employment) by which Stentor personnel will make him aware, within 5 working days of learning that a Stentor Exclusion Customer is considering or has expressed an interest in, acquiring the MIMS System from Stentor. Upon learning of such interest, Stentor’s Chief Executive Officer shall promptly telephone or otherwise contact IDX’s Chief Executive Officer to discuss how best to address any concerns the customer may have with the products or services such customer is receiving from IDX. Stentor’s sole activity with respect to such customer during the 45-day period referenced in Section 5.6 shall be working with IDX to address and resolve such concerns, and Stentor’s sole contact with such customer during such 45-day period shall be at IDX’s specific request, except that Stentor may return the calls and emails of the customer solely in order to direct the customer to IDX. Through November 15, 2005, Stentor shall take all commercially reasonable steps to respond to IDX’s requests for Stentor to assist IDX in strengthening IDX’s relationships with any Stentor Exclusion Customer, and Stentor shall refrain from any activity that would disturb or otherwise adversely affect IDX’s relationships with such Stentor Exclusion Customer. As of November 15, 2005, Section 5.6 of the Original Agreement, as amended by the First Amendment, shall be of no force and effect and shall be deleted in its entirety, and the preceding sentences in this Section 6 shall be of no further force and effect and shall be deleted in their entirety.

6.     As of May 31, 2005, Section 6.1.1 of the Original Agreement, as amended by the First Amendment, shall be of no force and effect and shall be deleted in its entirety.

7.     Sections 6.1.2 and 6.1.3 of the Original Agreement are hereby deleted in their entirety.

8.     Section 7.1 of the Original Agreement, as amended by the First Amendment, is hereby deleted in its entirety and replaced with the following:

7.1	Compensation Payment. IDX and Stentor shall be entitled to compensation for their respective licensing to the other of their respective rights and technology incorporated into the MIMS System as set forth in Exhibit E as amended by this Second Amendment. The amendments to Exhibit E as set forth in this Second Amendment shall become effective on January 1, 2005.

9.     As of November 15, 2004, Section 8.4 of the Original Agreement shall be of no force and effect and shall be deleted in its entirety.

10.     Section 16 of the First Amendment is hereby amended by changing in the first sentence thereof, “December 2004” to “December 2005” and by inserting, at the end of the said first sentence, the phrase, “with regard to the version 4.x and higher”.

        In addition, the parties will work in good faith to address the parties’ respective regulatory compliance obligations in light of the new API structure in version 4.x (and later) of the Stentor product. The parties shall apply their mutual best efforts for 45 days following the execution and delivery of this Second Amendment to reach agreement on the question of whether the most effective way to ensure legal compliance by IDX in distributing version 4.x (and later), while at the same time achieving an efficient operational solution for both IDX and Stentor, would be either (a) for IDX to obtain its own clearance for the sale of version 4.x and higher or (b) to sell under a new clearance, to be obtained by Stentor, for the elements of version 4.x and higher to be provided to IDX by Stentor.

        If, after such 45 days, the parties have not reached agreement by executing and delivering a further addendum to the Original Agreement to evidence such agreement, the parties shall submit the dispute to a neutral third party attorney selected by counsel for each of the parties, who shall have significant applicable regulatory experience (the “Arbitrator”). Within 30 days thereafter the Arbitrator shall decide upon and produce a written plan for regulatory compliance by IDX and Stentor in distributing version 4.x and higher, with a view towards creating the most efficient operational processes for both IDX and Stentor, and the parties shall thereafter be bound to follow such plan at their own expense.

        The parties shall each be responsible for their own costs in this process and shall each be responsible to pay one-half of the costs of the Arbitrator. The parties shall each make available to each other and to the Arbitrator their respective experts, including attorneys, managers, technicians and consultants to assist them in their work under this process.

11.     Section 20 of the First Amendment is hereby amended by deleting all but the last sentence thereof. The following sentences are hereby added to the end of Section 10.10 of the Original Agreement as amended by the First Amendment:

In recognition that it is important to avoid confusion among customers and prospects, and to afford the parties opportunity to prepare for announcements, the parties shall, when practicable and feasible, provide advance notice and opportunity for comment to each other prior to all public announcements concerning the subject matter of this

Agreement and the subject of IDX’s or Stentor’s strategy affecting sale of the MIMS System. In making any such announcements, the parties shall endeavor, consistent with their business interests and legal requirements, to be attentive to the business concerns of the other.

12.     As of November 15, 2005, the following defined terms shall be deleted from Schedule 1 of the Original Agreement: “Pre-Existing Stentor Customer” and “Stentor License Exclusion Customer.”

13.     Exhibit E of the Original Agreement, as amended by the First Amendment, is hereby amended as follows: Beginning January 1, 2005, and for each calendar year thereafter during the Initial Term, each Initiation Tier Rate used to calculate the per-quarter Initiation Royalty payable by a party, and each Sustaining Tier Rate used to calculate the per-quarter Sustaining Royalty payable by such party each quarter, as set forth in Exhibit E, shall be reduced by [**] per cent ([**]%) once such party has paid the other party total compensation with respect to Exhibit E that equals the amounts set forth in the table below for the applicable calendar year:

Calendar Year	2005	2006	2007	2008	2009-2014 (and for any renewal term calendar years)
Total IDX payments to	$[**]	$[**]	$[**]	$[**]	$[**]
Stentor that trigger
[**]% per-study
royalty reduction
Total Stentor	$[**]	$[**]	$[**]	$[**]	$[**]
payments to IDX that
trigger [**]%
per-study royalty
reduction

For the avoidance of doubt, such reductions shall not be cumulative. For example, if Stentor has paid IDX a total of $[**] of Exhibit E-based compensation in calendar 2005 by June 30, 2005, the Initiation Tier Rate for Average Annual Studies in the [**] unit tier would drop from $[**] to $[**] for the purposes of calculating the Initiation Royalty for the remaining portion of 2005. Beginning on January 1, 2006, this Initiation Tier Rate would be reset at $[**] unless and until Stentor had paid IDX total compensation of $[**] under Exhibit E in calendar 2006, at which point the rate would be reduced to $[**] for the remainder of 2006, and so on for each subsequent calendar year. With respect to calculation of the Sustaining Royalty as set forth in Exhibit E, the Managed Study Volume shall be deemed to be the highest Managed Study Volume achieved by a party in any quarter prior to such calculation.

14.     Except as expressly set forth herein, all other terms and conditions of the Original Agreement, as amended by the First Amendment, shall remain in full force and effect. In the event of any inconsistency or conflict between this Second Amendment and the Original Agreement as amended by the First Amendment, the terms and conditions of this Second Amendment shall govern and control. Except as expressly defined or modified herein, all capitalized terms in this Second Amendment shall have the same meanings as set forth in the Original Agreement as amended by the First Amendment. If a defined term is defined both in this Second Amendment and in the Original Agreement as amended by the First Amendment, then the term shall have the meaning set forth in this Second Amendment.

15.     Each party represents and warrants that it possesses the right and capacity to enter into this Second Amendment. Each party represents and warrants that this Second Amendment has been duly authorized, executed and delivered by it and constitutes its valid and legally binding agreement with respect to the subject matter contained herein.

16.     The Original Agreement, as amended by the First Amendment and this Second Amendment, constitutes the complete and exclusive statement of the agreement between the parties and supersedes all prior and contemporaneous proposals and understandings, oral and written, relating to the subject matter contained therein.

17.     Notwithstanding anything to the contrary, nothing contained in this Second Amendment shall have any effect upon any undertaking, commitment, or agreement made by Stentor to any IDX customer, and by this Agreement, IDX does not undertake to perform any such obligation of Stentor.

18.     The exchange of signed, faxed copies (including counterparts) of this Second Amendment is sufficient for this Second Amendment to be effective.

        IN WITNESS WHEREOF, the parties’ duly authorized representatives have executed this Second Amendment.

STENTOR, INC.	IDX SYSTEMS CORPORATION
By_________/s/Jeffrey Otten________ _________Jeffrey Otten___________ Printed Name Title: ______CEO__________________	By_____/s/James H. Crook, Jr._________ _________James H. Crook, Jr._________ Printed Name Title: __Chief Executive Officer________

Exhibit 4.1.3.2
Support Obligations

The following obligations will be performed by Stentor, unless otherwise provided in this Exhibit 4.1.3.2.

Delivery [**]- Targeted for Stentor [**]

1.	iExport [**]:
1.1	iExport will [**] Stentor shall [**]. Stentor shall [**]. Stentor will [**]. In any event, the companies shall [**]
1.2	iExport shall [**]. iExport will [**].
1.3	iExport queue shall [**]

2.	[**], will be made available to IDX [**] to make it available to IDX.

3.	[**]:
3.1	[**] that indicates [**] in the [**].
3.2	[**] an event that is [**]. The event will include:
3.2.1	[**]
3.2.2	[**]
3.2.3	[**]
3.2.4	[**]
3.2.5	[**]
3.3	[**]
3.3.1	[**]
3.3.2	[**]
3.3.3	[**]
3.4	[**]
3.5	[**] the system.
3.6	[**] that is [**].

4.	[**]:
4.1	[**].

5.	[**] in the First Amendment.

Delivery [**]- Targeted for Stentor [**]

6.	Stentor will [**].

7.	Support for [**].
7.1	Support for [**].

8.	[**] will be [**] within which [**] will be [**].

9.	Stentor will [**]. Stentor also [**]. Stentor [**].

10.	[**].
10.1	Provide [**].
10.2	Provide [**].

11.	IDX and Stentor [**].
11.1	[**], Stentor will [**]:
11.1.1.	[**] information
11.1.2.	[**] information
11.1.3.	[**] information
11.1.4.	[**] Information
11.1.5.	[**] information [**]
11.2	[**], IDX will [**].